Your Vote is Important!

PROXY TABULATOR PO BOX 55909 BOSTON, MA 02205-5909	Vote by Internet Please go to the electronic voting site at www.2voteproxy.com/SPFR. Follow the on-line instructions. If you vote by internet, you do not have to return your Proxy Card.

Vote by Telephone
Please call us toll-free at 1-800-830-3542, and follow the instructions provided. If you vote by telephone, you do not have to return your Proxy Card.

Vote by Mail
Mark, sign and date your Proxy Card and return it promptly in the envelope provided.
Please ensure the address below shows through the window of the enclosed postage paid return envelope.

PROXY TABULATOR
PO BOX 55909
BOSTON, MA 02205-5908

Sound Point Floating Rate Income Fund
a series of Trust for Advised Portfolios

Proxy for a Special Meeting of Shareholders - December 7, 2015

The undersigned Shareholder(s) hereby appoint(s) Christopher E. Kashmerick, Russell B. Simon, and Eric W. Pinciss, (each with full power of substitution), the proxy or proxies of the undersigned, to attend the Special Meeting of Shareholders of the Sound Point Floating Rate Income Fund, a series of the Trust for Advised Portfolios (the “Trust”), managed by Sound Point Capital Management, L.P. (“Sound Point Capital”), to be held on Monday, December 7, 2015 at 3:00 p.m. Central Time, at the principal executive offices of the Trust, located at 615 East Michigan Street, Milwaukee, Wisconsin 53202, and at any postponements or adjournments thereof (the “Special Meeting”), to vote all of the shares of the Sound Point Floating Rate Income Fund that the undersigned would be entitled to vote if personally present at the Special Meeting and on any other matters properly brought before the Special Meeting, all as set forth in the Notice of Special Meeting of Shareholders.

THIS PROXY IS SOLICITED ON BEHALF OF THE TRUST’S BOARD OF TRUSTEES. This proxy card, when properly executed, will be voted as instructed. If no specification is made, the proxy card will be voted “FOR” the Proposal. The proxies are authorized, in their discretion, to vote upon such other matters as may properly come before the Special Meeting.

If you have any questions about these proxy materials or regarding how to vote your shares, please contact our proxy information line toll-free at 1-844-700-1486.

NOTE: This proxy must be signed exactly as your name(s) appears hereon. If signing as an attorney, executor, guardian or in some representative capacity or as an officer of a corporation, partnership or other entity, please add titles as such. Joint owners must each sign. By signing this proxy card, you acknowledge that you have received the Combined Proxy Statement and Prospectus that the proxy card accompanies.

Signature	Date

Signature	Date

SPF15 - V3

IT IS IMPORTANT THAT PROXIES BE VOTED PROMPTLY.

EVERY SHAREHOLDER’S VOTE IS IMPORTANT.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Shareholders to be Held on Monday, December 7, 2015: The Combined Proxy Statement and Prospectus is available at: www.2voteproxy.com/SPFR

To vote, please fill in box as shown using black or blue ink or number 2 pencil.  ■

THE TRUST’S BOARD OF TRUSTEES RECOMMENDS A VOTE “FOR” THE PROPOSAL BELOW.

	FOR	AGAINST	ABSTAIN

1.
To approve the Agreement and Plan of Reorganization and Termination adopted by the Trust’s Board of Trustees, which provides for the reorganization of the Sound Point Floating Rate Income Fund into the American Beacon Sound Point Floating Rate Income Fund, a newly created series of American Beacon Funds.
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Remember to sign and date on the reverse side before mailing in your vote.

This proxy card is valid only when signed and dated.

SPF15 - V3